UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2016 (June 15, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2016, the Board of Directors of Eurosite Power Inc., (the "Company") unanimously voted to elect Mr. Jacques de Saussure as Chairman of the Board of Directors of the Company, beginning July 1, 2016. As of the date of this report, Mr. de Saussure has not been elected to serve on any committees of the Board of Directors.

On May 12, 2016 Mr. de Saussure was involved in a private placement with the Company, where he entered into a subscription agreement with the Company to purchase 4,347,826 shares of common stock of the Company at $0.01 par value at $0.575 per share for an aggregate amount of $2,500,000.

Mr. de Saussure brings decades of experience to the Company. He is an expert in asset management and wealth management. He joined Pictet Group in 1980, where he was elected partner in 1987 and served as Senior Managing Partner of Pictet Group from 2010 until June 2016. Currently, he is also a member of the board of the Swiss Bankers Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 21, 2016	EUROSITE POWER INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer